EXHIBIT 99.1

PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
February 13, 2013

Contact:

Dana Perlman
Treasurer, Senior Vice President –
Business Development and Investor Relations
212-381-3502
investorrelations@pvh.com

PVH CORP. COMPLETES
ACQUISITION OF THE WARNACO GROUP, INC.

PVH Also Closes New Senior Secured Credit
Facilities To Fund Transaction

New York, NY – PVH Corp. (NYSE:PVH) announced today it has completed its acquisition of The Warnaco Group, Inc., which makes it one of the largest global branded lifestyle apparel companies in the world, with a diversified portfolio of iconic brands led by Calvin Klein and Tommy Hilfiger, as well as its heritage brands – Van Heusen, IZOD, ARROW, Bass, Speedo, Olga and Warner’s ‒ and over $8 billion in pro forma revenue. PVH also closed on its previously disclosed new senior secured credit facilities.

“We are happy to announce the completion of the Warnaco transaction,” said Emanuel Chirico, Chairman and Chief Executive Officer of PVH.  “This combination reunites The House of Calvin Klein and enables us to leverage Warnaco’s established operations in Asia and Latin America along with our strong operations in North America and Europe to fuel our growth strategies for the Calvin Klein brand.”

“This transaction has delivered a significant premium to our stockholders and offers them, our businesses, our business partners, and our associates the opportunity to realize additional benefits from the compelling synergies and prospects of the combined company,” said Helen McCluskey, the former President and Chief Executive Officer of Warnaco, who is joining PVH’s Board of Directors.  “I look forward to my new role in seeing PVH and its businesses develop.”

PVH also announced today that it has closed on its previously announced new senior secured credit facilities.  The facilities consist of U.S. dollar-dominated term loans in an aggregate amount of $3.075 billion, a portion of which matures in 2018 and a portion of which matures in 2020; and a $750 million revolving credit facility that matures in 2018, which was undrawn at closing. The revolving credit facility includes a $475 million U.S. Dollar denominated revolving credit facility, a $25 million U.S. Dollar denominated revolving credit facility available in U.S. Dollars or Canadian Dollars and a €185.85 million Euro denominated revolving credit facility available in Euro, Pounds Sterling, Japanese Yen or Swiss Francs.  Barclays Bank PLC is acting as Administrative Agent and Collateral Agent. Barclays Bank PLC, BofA Merrill Lynch and Citigroup Global Markets Inc. were Joint Lead Arrangers, and Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets were Joint Lead Bookrunners on the financing.

The above matters are described more fully in public filings that have been or will be made by PVH with the Securities and Exchange Commission, which filings are or will be available on PVH’s website at www.pvh.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

About PVH Corp.

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements and information about PVH’s current and future prospects and PVH’s operations and financial results included in this press release, including, without limitation, statements relating to the Company’s future plans, strategies, objectives, expectations and intentions, and the benefits, results, and effects of its acquisition of The Warnaco Group, Inc. are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) in connection with the acquisition of Warnaco, the Company borrowed significant amounts, may be considered to be highly leveraged, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including its ability to realize benefits from Warnaco; (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers limit or cease shopping in order to avoid exposure or become ill; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (ix) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (x) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.